Exhibit (b)(1)(E)

AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

This Amendment No. 4 (this “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of July 26, 2002 is entered into with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Letter of Credit Issuing Lender and Administrative Agent for the Lenders and any counterparty under any secured Swap Agreements. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The Company and the Administrative Agent (acting with the consent of the Lenders) agree to amend the Credit Agreement as follows:

1.    Additional Defined Terms.  Section 1.01 of the Credit Agreement is hereby amended to add thereto the following defined terms:

“Approved Subordinated Obligations” means Indebtedness of the Company to Kirk Kerkorian or to Persons which are wholly-owned by Kirk Kerkorian pursuant to Subordinated Promissory Notes which are substantially in the form of Exhibit J hereto.”

“Subordinated Promissory Notes” means instruments evidencing the Approved Subordinated Notes which are in the form of Exhibit J hereto, and executed by all required parties.

2.    Amendment to Indebtedness Covenant.  Section 8.02(b) of the Credit Agreement is hereby amended to read in full as follows:

“(b)    Approved Subordinated Obligations.”

3.    Subordinated Indebtedness.  The Credit Agreement is hereby amended to add a new Section 8.13 to read in full as follows:

“8.13 Approved Subordinated Obligations. The Company will not, nor will it permit any of its Subsidiaries to:

(a)    make any payment in respect of the principal of or interest or other amounts payable with respect to any Approved Subordinated Obligations except in accordance with the provisions of the related Subordinated Promissory Note, or in any event make any such payment when any Default or Event of Default has occurred and remains continuing or would result therefrom;

(b)    make any prepayment of the interest in respect of the Approved Subordinated Obligations prior to the date when due; or

(c)    amend the terms of the Subordinated Promissory Notes once executed.

All Approved Subordinated Obligations shall be incurred pursuant to Subordinated Promissory Notes which are in the form of Exhibit J hereto, and the Company will supply the Administrative Agent with copies of each Subordinated Promissory Note as it is executed. The Company shall provide three Business Days prior written notice to the Administrative Agent if it intends to make any payment of principal in respect of Approved Subordinated Obligations.”

4.    New Exhibit J.  The Credit Agreement is hereby amended to add thereto a new Exhibit J – form of Subordinated Promissory Note in the form attached to this Amendment.

5.    Conditions Precedent.  The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of (i) counterparts of this Amendment duly executed by the Company, (ii) written consents hereto duly executed by each of the Lenders and Pledgor, and (iii) a certified resolution of the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment.

6.    Representations and Warranties.  The Company represents and warrants to the Administrative Agent and the Lenders that, as of the date of this Amendment, (a) no Default or Event of Default has occurred and remains continuing and (b) each of the representations and warranties of the Company contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date).

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7.    Confirmation.  In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

IN WITNESS WHEREOF, the Company and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

TRACINDA CORPORATION, a Nevada Corporation

By:	/s/ Anthony Mandekic
Name:
Title:	Sec./Treas.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Janice Hammond
Name:	Janice Hammond
Title:	Vice President

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 4 to the Credit Agreement by the Administrative Agent, substantially inthe form of the draft presented to the undersigned.

Bank of America, N.A. [Name of Bank]

By:	/s/ Scott L. Faber
Scott L. Faber
Title:	Managing Director

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 4 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

The Bank of Nova Scotia [Name of Bank]

By:	/s/ Jed Richardson

Title:	Jed Richardson
Director

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 4 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

BANK OF SCOTLAND [Name of Bank]

By:	/s/ Joseph Fratus
Title:	Joseph Fratus
First Vice President

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 4 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Comerica Bank [Name of Bank]

By:	/s/ John Bonifacio
Title:	Vice President

CONSENT OF GUARANTOR/PLEDGOR

This Consent of Pledgor is delivered by the undersigned with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lender”), and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Ageement.

The undersigned hereby (a) consents to the execution and delivery of the proposed Amendment No. 4 to Second Amended and Restated Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned and (b) represents and warrants to the Administrative Agent and the Banks that each of the 250 Rodeo Guaranty and the 250 Rodeo Pledge Agreement remain in full force and effect in accordance with their respective terms.

250 RODEO, INC., a Delaware corporation

By:	/s/ Anthony Mandekic
Name:
Title:	Sec./Treas.